CREDIT AGREEMENT


                    Dated as of August 29, 2000


                               among


                      REHABCARE GROUP, INC.,
                           as Borrower,


       CERTAIN SUBSIDIARIES AND AFFILIATES OF THE BORROWER,
                          as Guarantors,


                     THE LENDERS NAMED HEREIN,

                    FIRST UNION NATIONAL BANK,
                       as Syndication Agent,

                        FIRSTAR BANK N.A.,
                      as Documentation Agent


                                and


                      BANK OF AMERICA, N.A.,
                      as Administrative Agent


                           Arranged by:

                   FIRST UNION SECURITIES, INC.,
                        as Co-Lead Arranger

                                and

                  BANC OF AMERICA SECURITIES LLC,
             as Co-Lead Arranger and Sole Book Manager

                         TABLE OF CONTENTS
                                                               Page

SECTION 1  DEFINITIONS............................................1
      1.1  Definitions............................................1
      1.2  Computation of Time Periods...........................22
      1.3  Accounting Terms......................................22

SECTION 2  CREDIT FACILITIES.....................................22
      2.1  Commitments...........................................23
      2.2  Method of Borrowing...................................23
      2.3  Interest..............................................25
      2.5  Notes.................................................25
      2.6  Additional Provisions relating to Letters of Credit...25
      2.7  Additional Provisions relating to Swingline Loans.....29

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........30
      3.1  Default Rate..........................................30
      3.2  Extension and Conversion..............................30
      3.3  Prepayments...........................................30
      3.4  Reduction and Termination of Commitments..............31
      3.5  Fees..................................................32
      3.6  Capital Adequacy......................................33
      3.7  Limitation on Eurodollar Loans........................33
      3.8  Illegality............................................33
      3.9  Requirements of Law...................................33
      3.10 Treatment of Affected Loans...........................34
      3.11 Taxes.................................................35
      3.12 Compensation..........................................36
      3.13 Pro Rata Treatment....................................37
      3.14 Sharing of Payments...................................38
      3.15 Payments, Computations, Etc...........................38
      3.16 Evidence of Debt......................................40

SECTION 4  GUARANTY..............................................41
      4.1  The Guaranty..........................................41
      4.2  Obligations Unconditional.............................41
      4.3  Reinstatement.........................................42
      4.4  Certain Additional Waivers............................43
      4.5  Remedies..............................................43
      4.6  Rights of Contribution................................43
      4.7  Guarantee of Payment; Continuing Guarantee............44

SECTION 5  CONDITIONS............................................44
      5.1  Closing Conditions....................................44
      5.2  Conditions to all Extensions of Credit................46

SECTION 6  REPRESENTATIONS AND WARRANTIES........................47
      6.1  Financial Condition...................................47
      6.2  No Changes or Restricted Payments.....................47
      6.3  Organization; Existence; Compliance with Law..........48
      6.4  Power; Authorization; Enforceable Obligations.........48
      6.5  No Legal Bar..........................................48
      6.6  No Material Litigation and Disputes...................48
      6.7  No Defaults...........................................49
      6.8  Ownership and Operation of Property...................49
      6.9  Intellectual Property.................................49
      6.10 No Burdensome Restrictions............................49
      6.11 Taxes.................................................49
      6.12 ERISA.................................................50
      6.13 Governmental Regulations, Etc.........................51
      6.14 Subsidiaries..........................................51
      6.15 Purpose of Extensions of Credit.......................52
      6.16 Environmental Matters.................................52
      6.17 No Material Misstatements.............................53
      6.18 Labor Matters.........................................53
      6.19 Security Documents....................................53
      6.20 Location of Real Property and Leased Premises.........54

SECTION 7  AFFIRMATIVE COVENANTS.................................54
      7.1  Information Covenants.................................54
      7.2  Preservation of Existence and Franchises..............57
      7.3  Books and Records.....................................57
      7.4  Compliance with Law...................................58
      7.5  Payment of Taxes and Other Indebtedness...............58
      7.6  Insurance.............................................58
      7.7  Maintenance of Property...............................58
      7.8  Performance of Obligations............................59
      7.9  Use of Proceeds.......................................59
      7.10 Audits/Inspections....................................59
      7.11 Financial Covenants...................................59
      7.12 Additional Guarantors and Collateral..................60

SECTION 8  NEGATIVE COVENANTS....................................60
      8.1  Indebtedness..........................................60
      8.2  Liens.................................................61
      8.3  Nature of Business....................................61
      8.4  Merger and Consolidation, Dissolution and Acquisitions.61
      8.5  Asset Dispositions....................................62
      8.6  Investments...........................................63
      8.7  Restricted Payments...................................63
      8.8  Modifications and Payments in respect of Funded Debt..63
      8.9  Transactions with Affiliates..........................63
      8.10 Fiscal Year; Organizational Documents.................63
      8.11 Limitation on Restricted Actions......................64
      8.12 Ownership of Subsidiaries.............................64
      8.13 Sale Leasebacks.......................................64
      8.14 No Further Negative Pledges...........................64

SECTION 9  EVENTS OF DEFAULT.....................................64
      9.1  Events of Default.....................................64
      9.2  Acceleration; Remedies................................67

SECTION 10  AGENCY PROVISIONS....................................67
      10.1 Appointment, Powers and Immunities....................67
      10.2 Reliance by Administrative Agent......................68
      10.3 Defaults..............................................68
      10.4 Rights as a Lender....................................69
      10.5 Indemnification.......................................69
      10.6 Non-Reliance on Administrative Agent and Other Lenders.69
      10.7 Successor Administrative Agent........................70

SECTION 11  MISCELLANEOUS........................................70
      11.1 Notices...............................................70
      11.2 Right of Set-Off; Adjustments.........................71
      11.3 Benefit of Agreement..................................71
      11.4 No Waiver; Remedies Cumulative........................73
      11.5 Expenses; Indemnification.............................73
      11.6  Amendments, Waivers and Consents.....................74
      11.7 Counterparts..........................................75
      11.8 Headings..............................................75
      11.9 Survival..............................................75
      11.10Governing Law; Submission to Jurisdiction; Venue......76
      11.11Severability..........................................76
      11.12Entirety..............................................76
      11.13Binding Effect; Termination...........................76
      11.14Confidentiality.......................................77
      11.15Source of Funds.......................................77
      11.16Conflict..............................................78

                             SCHEDULES

Schedule 2.1    Lenders and Commitments
Schedule 2.2(a)(i)   Form of Notice of Borrowing
Schedule 2.2(a)(ii)  Form of Notice of Request of Letter of Credit
Schedule 2.5    Form of Revolving Note
Schedule 2.6(b) Existing Letters of Credit
Schedule 3.2    Form of Notice of Extension/Conversion
Schedule 5.1(f)(v)   Form of Officer's Certificate
Schedule 6.6    Litigation
Schedule 6.8    Liens
Schedule 6.9    Intellectual Property
Schedule 6.14   Subsidiaries
Schedule 6.18   Labor Matters
Schedule 6.20(a)     Locations of Owned and Leased Real Property
Schedule 6.20b) Locations of Tangible Personal Property
Schedule 6.20(c)     Locations of Chief Executive  Office/Principal
Place of Business
Schedule 7.1(c) Form of Officer's Compliance Certificate
Schedule 7.6    Insurance
Schedule 7.12   Form of Joinder Agreement
Schedule 8.1    Indebtedness
Schedule 8.6    Investments
Schedule 11.1   Lenders' Addresses
Schedule 11.3(b)     Form of Assignment and Acceptance

                         CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of August 29, 2000 (the "Credit Agreement"), is by and among REHABCARE GROUP, INC., a Delaware corporation (the "Borrower"), the Subsidiaries and Affiliates of the Borrower identified as Guarantors on the signature pages hereto and such other Subsidiaries and Affiliates of the Borrower as may from time to time become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), FIRST UNION NATIONAL BANK, as Syndication Agent, FIRSTAR BANK N.A., as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                        W I T N E S S E T H

      WHEREAS, the Credit Parties have requested that the Lenders provide $125 million in credit facilities for the purposes hereinafter set forth; and

      WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             SECTION 1

                            DEFINITIONS

1.1   Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

           "Acquisition", by any Person, means the purchase or acquisition by such Person of any Capital Stock of another Person (other than a member of the Consolidated Group) or all or any substantial portion of the Property (other than Capital Stock) of another Person (other than a member of the Consolidated Group), whether or not involving a merger or consolidation with such other Person.

           "Adjusted Base Rate" means the Base Rate plus the
Applicable Percentage.

           "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

           "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

           "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of _________, 2000, between the Administrative Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

           "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(c).

           "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agency Services Address" means the notice address for the Administrative Agent set forth in Section 11.1 or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

           "Aggregate Revolving Committed Amount" shall have the meaning provided such term in Section 2.1(a).

           "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

           "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable Consolidated Total Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", and (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                                Eurodollar
Pricing    Consolidated Total   Margin and                 Commitment
  Level      Leverage Ratio      Letter of    Base Rate       Fee
                                Credit Fee      Margin
    I          > 2.50:1.0          2.75%         1.75%       0.50%
    II      > 2.00:1.0 but <       2.25%         1.25%       0.50%
                2.50:1.0
   III      > 1.50:1.0 but <       2.00%         1.00%       0.375%
                2.00:1.0
    IV      > 1.00:1.0 but <       1.75%         0.75%       0.375%
                1.50:1.0
    V          < 1.00:1.0          1.50%         0.50%       0.375%

      The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") five (5) Business Days after (A) the date by which each annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a), (b) and
      (c), as appropriate, and (B) the date on which any Permitted Acquisition is consummated; provided that notwithstanding the foregoing, in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Agency Services Address by the date required by Section 7.1(a), (b) or (c), as appropriate, the Applicable Percentages shall be based on pricing level I until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable pricing level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information. Subject to the qualifications set forth above, each Applicable Percentage shall be effective from a Rate Determination Date until the next Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

           "Asset Disposition" means (i) the sale, lease or other disposition of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary), other than (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of Property to a Credit Party, and
      (ii) receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

           "Bank of America" means Bank of America, N.A., and its successors.

           "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

           "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such
      Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
      (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

           "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

           "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

           "Borrower" means RehabCare Group, Inc., a Delaware corporation, as referenced in the opening paragraph, its successors and permitted assigns.

           "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

           "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

           "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Capital Expenditures" means, for any period without duplication, all expenditures (whether paid in cash or other consideration) that are or should be included in additions to plant, property and equipment in accordance with GAAP; provided that for purposes hereof there shall not be included expenditures of insurance proceeds, condemnation awards and other settlements in respect of plant, property and equipment which is lost, destroyed, damaged or otherwise taken to the extent such amounts are used to repair or replace plant, property and equipment.

           "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

           "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing (A) so long as the Borrower maintains a shareholder rights plan pursuant to which the acquisition by any Person of 15% or more of the Borrower's outstanding Capital Stock triggers provisions which would act to significantly dilute the ownership interest of such Person (a "Shareholder Rights Plan"), 50.1% or more of the combined voting power of all Voting Stock of the Borrower and (B) at any time the Borrower does not maintain a Shareholder Rights Plan, 35% or more of the combined voting power of all Voting Stock of the Borrower or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

           "Closing Date" means the date hereof.

           "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

           "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including without limitation UCC financing statements and patent and trademark filings.

           "Commitment" means the Revolving Commitment, the LOC
      Commitment and the Swingline Commitment.

           "Commitment Fee" shall have the meaning assigned to such term in Section 3.5(a).

           "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

           "Committed Amount" means any of the Revolving Committed Amount, the LOC Committed Amount and/or the Swingline
      Committed Amount.

           "Consolidated Adjusted EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated EBITDA, minus (ii) Capital Expenditures, in each case determined on a consolidated basis in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

           "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in determining net income,
      (A) Consolidated Interest Expense, (B) taxes and (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

           "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges.

           "Consolidated Fixed Charges" means, for any period for the Consolidated Group, the sum of (i) the cash portion of Consolidated Interest Expense, plus (ii) current maturities of Funded Debt (including, for purposes hereof, current scheduled reductions in commitments), plus (iii) an amount equal to ten percent (10%) of Obligations outstanding hereunder on the date of determination, plus (iv) taxes paid in cash, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

           "Consolidated Group" means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

           "Consolidated Interest Expense" means, for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

           "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for purposes of determining the Consolidated Senior Leverage Ratio, the Consolidated Total Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, any extraordinary gains or losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

           "Consolidated Net Worth" means, at any time, stockholders' equity or net worth of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP.

           "Consolidated Senior Funded Debt" means the sum of Consolidated Total Funded Debt minus Consolidated
      Subordinated Debt.

           "Consolidated Senior Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

           "Consolidated Subordinated Debt" means Subordinated
      Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

           "Consolidated Total Funded Debt" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

           "Consolidated Total Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

           "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next
      Interest Period.

           "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

           "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

           "Credit Documents" means, collectively, this Credit Agreement, the Notes, the LOC Documents, the Collateral Documents, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

           "Credit Party" means any of the Borrower and the Guarantors.

           "Debt Transaction" means, with respect to any member of the Consolidated Group, any sale, issuance or placement of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness, except for Funded Debt permitted to be incurred pursuant to Section 8.1.

           "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Lender" means, at any time, any Lender that
      (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

           "Dollars" and "$" means dollars in lawful currency of the United States.

           "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

           "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

           "Environmental Laws" means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

           "Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group, (ii) in connection with a conversion of debt securities to equity,
      (iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (iv) of Capital Stock of the Borrower in connection with a Permitted Acquisition.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

           "ERISA Affiliate" means an entity which is under common control with any member of the Consolidated Group within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

           "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any member of the Consolidated Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
      Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

           "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

           "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

           "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

           "Event of Default" shall have the meaning assigned to such term in Section 9.1.

           "Executive Officer" of any Person means any of the chief executive officer, division president, chief financial officer or chief accounting officer of such Person.

           "Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on
      Schedule 2.6(b).

           "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender (including Continuations and Conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

           "Fees" means all fees payable pursuant to Section 3.5.

           "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

           "Funded Debt" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements described in clause (c) of the definition of "Indebtedness" and obligations in respect of the deferred purchase price of property or services described in clause (d) of the definition of "Indebtedness") of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iv) all Support Obligations of such Person with respect to Funded Debt of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the amount of such Funded Debt as to which there is recourse to such Person or the fair market value of the property which is subject to the Lien, if less,
      (vii) the outstanding attributed principal amount under any Securitization Transaction, (viii) the principal balance outstanding under Synthetic Leases and (ix) the amount of payment obligations (including, without limitation, earn-out payments and the like) incurred in connection with Permitted Acquisitions or Acquisitions consummated prior to the Closing Date when such obligations have become sufficiently certain and quantifiable as to be recognized as a liability under GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

           "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

           "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

           "Guaranteed Obligations" means, without duplication,
      (i) all of the obligations of the Borrower to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and
      (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Obligations to the extent permitted hereunder.

           "Guarantors" means each Person identified as a "Guarantor" on the signature pages hereto and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns, and "Guarantor" means any one of them.

           "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

           "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Support Obligations of such Person with respect to Indebtedness of another Person,
      (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption (unless redeemable for common Capital Stock) or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time during the term of the Credit Agreement, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, (n) with respect to any member of the Consolidated Group, the outstanding attributed principal amount under any Securitization Transaction and (o) all payment obligations (including, without limitation, earn-out payments and the like) incurred in connection with Permitted Acquisitions or Acquisitions consummated prior to the Closing Date.

           "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

           "Interest Payment Date" means (i) as to any Base Rate Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December, and the Termination Date, (ii) as to any Swingline Loan, the last Business Day of each March, June, September and December, and the Termination Date, or such other days as may be mutually agreed upon by the Borrower and the Swingline Lender, and (iii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of any principal amount repaid of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

           "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three, six or, if available to all the Lenders, twelve months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including Conversions, Continuations and renewals), and
      (ii) as to any Quoted Rate Swingline Loan, a period of such duration as the Borrower may request and the Swingline Lender may agree in accordance with the provisions hereof, commencing in each case on the date of borrowing; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

           "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

           "Issuing Lender" means Bank of America.

           "Joinder Agreement" means a joinder agreement substantially in the form of Schedule 7.12 hereto executed and delivered by a Subsidiary in accordance with the provisions of Section 7.12.

           "Lenders" means each of the Persons identified as a "lender" on the signature pages hereto, and their successors and assigns.

           "Letter of Credit" means any Existing Letter of Credit and any standby letter of credit issued by the Issuing
      Lender for the account of the Borrower in accordance with the terms of Section 2.1(b).

           "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

           "Licenses" means all licenses, permits and other grants of authority obtained or required to be obtained from any Governmental Authorities in connection with the management or operation of the business of the members of the Consolidated Group or the ownership, lease, license or use of any Property of the members of the Consolidated Group.

           "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

           "Loan" or "Loans" means the Revolving Loans and/or
      Swingline Loans, and the Base Rate Loans, Eurodollar Loans and the Quoted Rate Swingline Loans comprising such Loans.

           "LOC Commitment" means, with respect to the Issuing Lender, the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit and, with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount.

           "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.1(b).

           "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

           "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

           "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of any member of the Consolidated Group to perform any material obligation under any Credit Document to which it is a party or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

           "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

           "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

           "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

           "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Asset Disposition, Equity Transaction or Debt Transaction, net of (i) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (ii) taxes paid or payable as a result thereof; and including, in any event, realization of cash and Cash Equivalents upon the sale or disposition of non-cash consideration received in connection with any such Asset Disposition, Equity Transaction or Debt Transaction.

           "Note" or "Notes" means any of the Revolving Notes.

           "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.2(a)(i) as required by Section 2.2(a).

           "Notice of Continuation/Conversion" means the written notice of Continuation or Conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

           "Obligations" means the Revolving Loans, LOC
      Obligations and the Swingline Loans.

           "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which that Person is the lessor.

           "Other Taxes" shall have the meaning assigned to such term in Section 3.11.


           "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.6(b), in Swingline Loans as provided in Section 2.7, and in Loans as provided in Section 3.14.

           "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

           "Permitted Acquisition" means any Acquisition by a member of the Consolidated Group, provided that (A) the Required Lenders consent thereto, or (B) (i) consideration paid is not greater than the fair market value of the Property acquired as determined by the Borrower in its reasonable judgment, (ii) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the members of the Consolidated Group on the Closing Date,
      (iii) all Property to be acquired in connection with such acquisition shall be located in the United States of America, (iv) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) no Default or Event of Default shall exist immediately after giving effect to such Acquisition, (vi) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) if the Acquisition involves an interest in a partnership and a requirement that a member of the Consolidated Group be a general partner, the general partner shall be a special purpose Subsidiary of the Borrower, (viii) total consideration (including cash and non-cash consideration, the assumption of Indebtedness, the maximum amount of earn-out payments and consideration consisting of any Capital Stock of the Borrower paid in connection with any Acquisition (or series of related Acquisitions) shall not exceed $10 million, and (ix) the total consideration (including cash and non-cash consideration, the assumption of Indebtedness, the maximum amount of earn-out payments and consideration consisting of any Capital Stock of the Borrower) paid in connection with all Acquisitions shall not exceed $40 million in the twelve-month period commencing on the date of this Credit Agreement or in any subsequent twelve-month period beginning on an anniversary date of this Credit Agreement.

           "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other Property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 8.6; (v) advances or loans to directors, officers and employees that do not exceed $500,000 in the aggregate at any one time outstanding; (vi) advances or loans to customers and suppliers in the ordinary course of business that do not exceed $500,000 in the aggregate at any one time outstanding; (vii) Investments by members of the Consolidated Group in their Subsidiaries and Affiliates existing on the Closing Date, (viii) Investments by members of the Consolidated Group in and to Credit Parties, (ix) Investments which constitute Permitted Acquisitions; (x) Investments resulting from a qualified deferred compensation plan (structured as a "Rabbi Trust") pursuant to which eligible employee's have a right to direct their respective Investments, but which are being held in the name of the Borrower; and (xi) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

           "Permitted Liens" means:

           (i) Liens in favor of the Administrative Agent to secure the obligations of the Credit Parties under the Credit Documents;

           (ii) Liens in favor of a Lender or an Affiliate of a Lender pursuant to a Hedging Agreement permitted hereunder, but only (A) to the extent such Liens secure obligations under such agreements permitted under Section 8.1, (B) to the extent such Liens are on the same collateral as to which the Lenders hereunder also have a Lien, and (C) so long as the obligations under such Hedging Agreement and the obligations of the Credit Parties under the Credit Documents shall share pari passu in the collateral subject to such Liens;

           (iii)Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

           (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

           (v) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (vi) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

           (vii)easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

           (viii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches only to the Property financed or leased and such Lien attaches concurrently with or within 90 days after the acquisition thereof;

           (ix) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

           (x) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit
      Agreement;

           (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (xii)Liens created or deemed to exist in connection with a Securitization Transaction permitted hereunder (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Securitization Receivables actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

           (xiii) Liens deemed to exist in connection with Investments in repurchase agreements which constitute
      Permitted Investments;

           (xiv)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

           (xv) Liens of a collection bank arising under Section
      4-210 of the Uniform Commercial Code on items in the course of collection; and

           (xvi)Liens existing as of the Closing Date and set forth on Schedule 6.8; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced on terms and conditions less favorable to the Credit Parties than for such existing Indebtedness.

           "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

           "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

           "Pledge Agreement" means the pledge agreement dated as of the Closing Date given by the Borrower and certain other Credit Parties identified therein to the Administrative Agent to secure the obligations of the Credit Parties under the Credit Documents, as such pledge agreement may be amended and modified from time to time.

           "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America.

                "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) the applicable pricing level under the definition of "Applicable Percentage" and determining compliance with each of the financial covenants set forth in Section 7.11, that any transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any merger or consolidation as referred to in Section 8.4, (ii) any Asset Disposition as referred to in Section 8.5, (iii) any Acquisition as referred to in the definition of "Permitted Acquisition" or
      (iv) any Restricted Payment as referred to in Section 8.7. In connection with any calculation of the financial covenants set forth in Section 7.11 upon giving effect to a transaction on a Pro Forma Basis:

                (A) for purposes of any such calculation in respect of any Asset Disposition referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the day preceding the first day of the applicable period; and

                (B) for purposes of any such calculation in respect of any merger or consolidation referred to in
           Section 8.4 or any Acquisition referred to in the definition of "Permitted Acquisition", (1) any Indebtedness incurred by any member of the Consolidated Group in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period.

           "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any merger or consolidation referred to in Section 8.4, (ii) any Asset Disposition referred to in Section 8.5, (iii) any Acquisition referred to in the definition of "Permitted Acquisition" or (iv) any Restricted Payment as referred to in Section 8.7, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Senior Leverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and Consolidated Net Worth as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

           "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the fixed or floating percentage rate per annum, if any, offered by the Swingline Lender and accepted by the Borrower in accordance with the provisions hereof.

           "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at the Quoted Rate.


           "Rate Determination Date" shall have the meaning assigned to such term in the definition of "Applicable
      Percentage".

           "Register" shall have the meaning assigned to such term in Section 11.3(c).

           "Regulation D, O, T, U, or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Reportable Event" means any of the events set forth in
      Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

           "Required Financial Information" means the annual and quarterly compliance certificates and related financial statements and information required by the provisions of Sections 7.1(a), (b) and (c).

           "Required Lenders" means, at any time, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Commitments or, if the Commitments have been terminated, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein); provided that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests or obligations to participate therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

           "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or ordinance (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

           "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any member of the Consolidated Group), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or dividends or distributions payable to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding.

           "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving
      Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Commitment
      Percentage at such time of the Aggregate Revolving Committed Amount at such time.

           "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Lender is set forth on Schedule 2.1.

           "Revolving Committed Amount" means, with respect to each Lender, the amount of such Lender's Revolving
      Commitment.  The initial Revolving Committed Amount of each
      Lender is set forth on Schedule 2.1.

           "Revolving Loan" shall have the meaning assigned to such term in Section 2.1(a).

           "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Schedule 2.5, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

           "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

           "Sale and Leaseback Transaction" means any arrangement pursuant to which any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such member of the Consolidated Group has sold or transferred (or is to sell or transfer) to a Person which is not a member of the Consolidated Group or (b) which such member of the Consolidated Group intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person which is not a member of the Consolidated Group in connection with such lease.

           "Securities Exchange Act" means the Securities Exchange
      Act of 1934.

           "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate (a "Securitization Subsidiary"), or
      (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

           "Security Agreement" means the security agreement dated as of the Closing Date given by the Credit Parties to the Administrative Agent to secure the obligations of the Credit Parties under the Credit Documents, as such security agreement may be amended and modified from time to time.

           "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

           "Subordinated Debt" means any Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Credit Parties under the Credit Documents on terms and conditions and evidenced by documentation satisfactory to the Administrative Agent and the Required Lenders.

           "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

           "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

           "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of each Lender to purchase participation interests in Swingline Loans up to such Lender's Revolving Commitment Percentage as provided in
      Section 2.1(c).

           "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.1(c).

           "Swingline Lender" means Bank of America.

           "Swingline Loan" means a swingline revolving loan made by the Swingline Lender pursuant to the provisions of
      Section 2.1(c).

           "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

           "Taxes" shall have the meaning assigned to such term in
      Section 3.11.

           "Termination Date" means the earlier of (a) August 29, 2005 or such later date as to which all of the Lenders may in their sole discretion by written consent agree or (b) the date on which the Commitments are terminated in accordance with the provisions of this Credit Agreement.

           "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

           "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly
      Owned Subsidiaries.

1.2   Computation of Time Periods.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

1.3   Accounting Terms.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to
Section 7.1, consistent with the annual audited financial statements referenced in Section 6.1(i)); provided, however, if
(a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

      Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis"), (i) in connection with any Asset Disposition referred to in Section 8.5, (A) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and
(B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the day preceding the first day of the applicable period and (ii) in connection with any merger or consolidation referred to in Section 8.4 or any Acquisition referred to in the definition of "Permitted Acquisition", (A) income statement items attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the members of the Consolidated Group in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Group and (z) factually supportable.

                             SECTION 2

                         CREDIT FACILITIES

2.1   Commitments.

      (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower in Dollars from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount"), and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

      (b) Letter of Credit Commitment. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such Letters of Credit in Dollars as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount, and
(iii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed such Lender's Revolving Committed Amount. Letters of Credit shall not have an original expiry date more than one year from the date of issuance or extension. No Letter of Credit shall have an expiry date, whether as originally issued or by extension, extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents.
The issuance date of each Letter of Credit shall be a Business
Day.

      (c) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender agrees to make certain revolving credit loans (the "Swingline Loans") to the Borrower in Dollars from time to time for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of Swingline Loans shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans may consist of Base Rate Loans or Quoted Rate Swingline Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

2.2   Method of Borrowing.

      (a)  Notice of Request for Extensions of Credit.  The
Borrower shall request an Extension of Credit by written notice
(or telephonic notice promptly confirmed in writing) as follows:

           (i) Revolving Loans. In the case of Revolving Loans, by the Borrower to the Administrative Agent not later than 11:00 A.M. (Dallas, Texas time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify
      (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing is attached as Schedule 2.2(a)(i). The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(a)(i), the contents thereof and each Lender's share of any borrowing to be made pursuant thereto.

           (ii) Letters of Credit. In the case of Letters of Credit, by the Borrower to the Issuing Lender with a copy to the Administrative Agent not later than 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Lender). Each such request for issuance or extension of a Letter of Credit shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and (D) the beneficiary. A form of Notice of Request for Letter of Credit is attached as
      Schedule 2.2(a)(ii).

           (iii)Swingline Loans. In the case of Swingline Loans, by the Borrower to the Swingline Lender with a copy to the Administrative Agent not later than 12:00 Noon (Dallas, Texas time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) the interest rate option and maturity requested therefor. A form of Notice of Borrowing is attached as Schedule 2.2(a)(i).

      (b)  Minimum Amounts.  Each Revolving Loan advance shall be
(i) in the case of Eurodollar Loans, in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (ii) in the case of Base Rate Loans, $1,000,000 (or, if less, the remaining Aggregate Revolving Committed Amount) and integral multiples of $250,000 in excess thereof. Each Swingline Loan advance shall be in integral multiples of $100,000 (or the remaining amount of the Swingline Committed Amount, if less).

      (c) Information Not Provided. If in connection with any such request for a Revolving Loan, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month, or (ii) the type of loan requested, the Borrower shall be deemed to have requested a Base Rate Loan.

      (d) Maximum Number of Eurodollar Loans. In connection with any request for a Revolving Loan, Revolving Loans may be comprised of no more than eight (8) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

2.3   Interest.

      Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest
Payment Date (or at such other times as may be specified herein), as follows:

           (a) Base Rate Loans. During such periods as the Loans shall be comprised of Base Rate Loans, the Adjusted Base
      Rate;

           (b) Eurodollar Loans. During such periods as the Loans shall be comprised of Eurodollar Loans, the Adjusted
      Eurodollar Rate; and

           (c) Quoted Rate Swingline Loans. During such periods as the Swingline Loans shall be comprised of Quoted Rate
      Swingline Loans, the Quoted Rate.

2.4   Repayment.

           (a) Revolving Loans. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

           (b) Swingline Loans. The principal amount of (i) the Quoted Rate Swingline Loans shall be due and payable in full on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Swingline Loan and (B) the Termination Date, and (ii) all other Swingline Loans shall be due and payable in full on the Termination Date.

2.5   Notes.

      The Revolving Loans and Swingline Loans shall be evidenced by the Revolving Notes.

2.6   Additional Provisions relating to Letters of Credit.

      (a) Reports. The Issuing Lender will provide to the Administrative Agent, upon request, a detailed summary report on each Letter of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders, upon request, a detailed summary report on each Letter of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

      (b) Participation. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

      (c) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (d) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Dallas, Texas time) otherwise such payment shall be made at or before 12:00 Noon (Dallas, Texas time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

      (d) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.2(a)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

      (e) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a)(ii) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

      (f) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

      (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

      (h)  Indemnification; Nature of Issuing Lender's Duties.

           (i)  In addition to its other obligations under this
      Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

           (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

           (iii)In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

           (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

           (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

      (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this
Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

      (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document
(including any letter of credit application), this Credit
Agreement shall control.

2.7   Additional Provisions relating to Swingline Loans.

      The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of Section 2.4(b), interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.


                             SECTION 3

          OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1   Default Rate.

      Upon the occurrence, and during the continuance, of an Event of Default, (i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%) and (ii) the Letter of Credit Fee shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

3.2   Extension and Conversion.

      The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of Continuation or Conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for Continuation or Conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such Continuation or Conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Section 11.1, or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Dallas, Texas time), on the Business Day of, in the case of the Conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the Continuation of a Eurodollar Loan as, or Conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed Continuation or Conversion, specifying the date of the proposed Continuation or Conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for Continuation or Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Section 5.2. In the event the Borrower fails to request Continuation or Conversion of any Eurodollar Loan in accordance with this Section, or any such Conversion or Continuation is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed Continuation or Conversion affecting any Revolving Loan.

3.3   Prepayments.

      (a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans and Quoted Rate Swingline Loans may be prepaid only upon prior written notice to the Administrative Agent received prior to 11:00 A.M. (Dallas, Texas time) on the third Business Day prior to such prepayment and must be accompanied by payment of accrued interest thereon and any amounts owing under
Section 3.12, (ii) Base Rate Loans may be prepaid only upon prior written notice to the Administrative Agent received prior to 11:00 A.M. (Dallas, Texas time) on the Business Day of such prepayment, (iii) Swingline Loans (other than Quoted Rate Swingline Loans) may be prepaid only upon prior written notice to the Administrative Agent received prior to 12:00 Noon (Dallas, Texas time) on the Business Day of such prepayment, and (iv) partial prepayments shall be minimum principal amounts of $1,000,000, in the case of Eurodollar Loans, and $500,000, in the case of Base Rate Loans, and in integral multiples of $250,000 in excess thereof.

      (b)  Mandatory Prepayments.

           (i) Committed Amounts. If at any time, (i) the aggregate principal amount of Obligations shall exceed the Aggregate Revolving Committed Amount, (ii) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, or (iii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Revolving Loans, on the Swingline Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the excess.

           (ii) Asset Dispositions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Disposition to the extent (A) such Net Cash Proceeds are not reinvested in the same or similar property or assets within twelve (12) months of the date of such Asset Disposition, and (B) the aggregate amount of such Net Cash Proceeds not reinvested in accordance with the foregoing clause (A) shall exceed $2,000,000 in any fiscal year.

           (iii) Debt Transactions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Debt Transaction.

           (iv) Equity Transactions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Equity Transaction.

      (c) Application. Voluntary prepayments shall be applied as specified by the Borrower or, if not so specified, first to Base Rate Loans, then to Eurodollar Loans and Quoted Rate Swingline Loans in direct order of Interest Period maturities and then to a cash collateral account to secure LOC Obligations. Mandatory prepayments shall be applied first to Base Rate Loans, then to Eurodollar Loans and Quoted Rate Swingline Loans in direct order of Interest Period maturities and then to a cash collateral account to secure LOC Obligations (with a corresponding reduction in the Aggregate Revolving Committed Amount in an amount equal to the aggregate amount of prepayments required in respect of Asset Dispositions, Debt Transactions and Equity Transactions under clauses (ii), (iii) and (iv), respectively, of Section 3.3(b) hereof.

3.4   Reduction and Termination of Commitments.

      (a) Voluntary Reduction of Commitments. The Commitments may be terminated or permanently reduced in whole or in part by the Borrower upon three (3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction the aggregate amount of Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be in a minimum principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

      (b) Mandatory Reduction of Commitments. The Aggregate Revolving Committed Amount shall be permanently reduced by the aggregate amount of prepayments required in respect of Asset Dispositions and Debt Transactions under clauses (ii) and (iii), respectively, of Section 3.3(b) hereof.

      (c) Termination of Commitments. The Commitments shall terminate on the Termination Date.

3.5   Fees.

      (a)  Commitment Fee.   In consideration of the Revolving
Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Aggregate Revolving Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date (as well as on the Termination Date). For purposes of computation of the Commitment Fee, (i) Swingline Loans shall not be counted toward or considered usage of the Aggregate Revolving Committed Amount and (ii) LOC Obligations shall be counted toward and considered usage of the Aggregate Revolving Committed Amount.

      (b)  Letter of Credit Fees.

           (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

           (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of one-eighth of one percent (0.125%) on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and
      (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. The Issuing Lender Fees hereunder shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) or as the Issuing Lender may otherwise provide.

      (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter.

3.6   Capital Adequacy.

      If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (including, for purposes hereof, the parent company of such Lender) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7   Limitation on Eurodollar Loans.

      If on or prior to the first day of any Interest Period for any Eurodollar Loan:

           (a)  the Administrative Agent reasonably determines
      (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           (b)  the Required Lenders determine (which
      determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans with respect to the affected currency.

3.8   Illegality.

      Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender (or its Applicable Lending Office) to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9   Requirements of Law.

      If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

           (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

           (iii)shall impose on such Lender (or its Applicable
      Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10  Treatment of Affected Loans.

      If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

           (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate
      Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section
3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11  Taxes.

      (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and withholdings, (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

      (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 3.11) paid by such Lender or such Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      (d)  Each Lender  that is not a United  States  person  under
Section 7701(a)(30) of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces  to  zero  the  rate  of  withholding  tax on  payments  of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

      (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this
Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending
Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12  Compensation.

      Upon the request of any Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13  Pro Rata Treatment.

      Except to the extent otherwise provided herein:

           (a) Obligations. Each Revolving Loan advance, each payment or prepayment of principal of any Revolving Loan, each payment of interest on any Revolving Loan, each payment on or in respect of the LOC Obligations and each payment of interest thereon, each payment of the Commitment Fee, each payment of the Letter of Credit Fee, each reduction of Aggregate Revolving Committed Amount, and each conversion or extension of Revolving Loan shall be allocated pro rata among the Lenders according to the respective Revolving Commitment Percentages of the Lenders.

           (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified (i) by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date or (ii) by the Borrower prior to the date of any payment that the Borrower does not intend to make such payment available to the Administrative Agent, the Administrative Agent may assume that such Lender or the Borrower, as applicable, has made such amount available to the Administrative Agent on the appropriate date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower or the Lenders, as applicable, a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender, if paid within two (2) Business Days of the date such amount was made available by the Administrative Agent to the Borrower, the Federal Funds Rate and thereafter at a rate equal to the Base Rate.

3.14  Sharing of Payments.

      (a) Lenders. The Lenders agree that, in the event that any Lender shall obtain payment in respect of any Revolving Loan, LOC Obligation or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Revolving Loan, LOC Obligation and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Lenders share such payment in accordance with the respective Revolving Commitment Percentages of the Lenders, as provided for in this Credit Agreement. The Lenders further agree that if payment to any such Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each such Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Revolving Loan, LOC Obligation or other obligation in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

      (b) Lenders and Administrative Agent. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

3.15  Payments, Computations, Etc.

      (a) Generally. Except as otherwise specifically provided herein, all payments shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Dallas, Texas time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Such Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with such Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.14(a) and Section 3.15(b)). The Administrative Agent will distribute such payments to the Lenders if any such payment is received prior to 12:00 Noon (Dallas, Texas time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise such Administrative Agent will distribute such payment to the Lenders entitled thereto on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension). Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

      (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents in connection therewith) shall be paid over or delivered as follows:

                FIRST, to the payment of all reasonable
           out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the collateral agent incurred in connection with the execution of its duties as collateral agent in exercising or attempting to exercise rights and remedies in respect of the collateral and all protective advances made with respect thereto;

                SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Credit Documents and any protective advances made with respect thereto;

                THIRD, to payment of any fees owed to the Administrative Agent;

                FOURTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                FIFTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                SIXTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding LOC
           Obligations);

                SEVENTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

                EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and
      (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH", "SIXTH" and "SEVENTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "SIXTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
      Section 3.15(b).

3.16  Evidence of Debt.

      (a) Each Lender shall maintain an account or accounts evidencing each Revolving Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

      (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c)(i), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (A) the amount, type and Interest Period of each such Revolving Loan hereunder, (B) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

      (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section
3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations and other amounts owing hereunder to such Lender.


                             SECTION 4

                             GUARANTY

4.1   The Guaranty.

      (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement with a Credit Party relating to the Obligations and to the Administrative Agent, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy
Code). In such case or otherwise at the request of the Administrative Agent, each Credit Party shall take such action and shall execute and deliver all such further documents required by the Administrative Agent to cause the obligations of such Guarantor to be enforceable to the extent required by this Agreement.

4.2   Obligations Unconditional.

      The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements relating to the Obligations to the extent permitted hereunder) have been paid in full in respect of all Guaranteed Obligations, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements between any member of the Consolidated Group and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

           (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

           (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

           (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

           (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

           (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

4.3   Reinstatement.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4   Certain Additional Waivers.

      Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to
Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5   Remedies.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.6   Rights of Contribution.

      The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below).
The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this
Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

4.7   Guarantee of Payment; Continuing Guarantee.

      The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                             SECTION 5

                            CONDITIONS

5.1   Closing Conditions.

      The obligation of the Lenders to enter into this Credit
Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

           (a) Executed Credit Documents. Receipt by the Administrative Agent of: (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Lender and
      (iii) multiple counterparts of the Collateral Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

           (b) Legal Opinions. Receipt by the Administrative Agent of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein, in form and substance satisfactory to the Administrative Agent and the Lenders, and including, among other things, opinions regarding enforceability of the Credit Documents and the perfection of the security interests created thereby.

           (c) Financial Information. Receipt by the Lenders of such financial information regarding the members of the Consolidated Group as may be requested by, and in each case in form and substance satisfactory to, the Administrative Agent and the Lenders.

           (d)  Personal Property Collateral.  Receipt by the
      Administrative Agent of the following:

                (i) UCC Financing Statements. Duly executed UCC financing statements for each jurisdiction as is necessary or appropriate, in the Administrative Agent's discretion, to perfect the security interests in the Collateral.

                (ii) Certificated Interests.  Original
           certificates evidencing the Capital Stock which is the subject of the Pledge Agreement, together with undated stock transfer powers executed in blank.

                (iii)Landlord Consents. Landlord consents, estoppel letters or consents and waivers in respect of Collateral held at the Borrower's chief executive office, as noted on Schedule 6.20(c).

           (e) Absence of Legal Proceedings. There shall not exist any action, suit, investigation or proceeding pending in any court or before any arbitrator or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

           (f)  Corporate Documents.  Receipt by the
      Administrative Agent of the following (or their equivalent) for each of the Credit Parties:

                (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                (ii) Bylaws. A copy of the bylaws, operating agreement or equivalent of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                (iii) Resolutions. Copies of resolutions of the board of directors of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                (iv) Good Standing. Certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would be reasonably likely to have a material adverse effect on the business or operations in such state.

                (v)  Officer's Certificate.  An officer's
           certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule
           5.1(f)(v) with appropriate insertions and attachments.

           (g)  Evidence of Insurance.  Receipt by the
      Administrative Agent of copies of insurance policies or certificates of insurance of the members of the Consolidated Group evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or sole loss payee (in the case of hazard insurance) on behalf of the Lenders.

           (h) Priority of Liens. The Administrative Agent shall have received satisfactory evidence that (i) the Administrative Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any Liens other than Permitted Liens.

           (i) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained,
      (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and (D) immediately after giving effect to the initial Loans made and Letters of Credit issued on the Closing Date, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 7.11 (assuming for purposes hereof that such financial covenants were measured as of, and for the 12-month period ending on, such date).

           (j) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

5.2   Conditions to all Extensions of Credit.

      The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of
Credit:

           (a)  Representations and Warranties.  The
representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

           (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

           (c)  Additional Conditions to Revolving Loans.  If a
Revolving Loan is requested, all conditions set forth in Section
2 shall have been satisfied.

           (d) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2 shall have been satisfied.

           (e)  Additional Conditions to Swingline Loans.  If a
Swingline Loan is requested, all conditions set forth in Section
2 shall have been satisfied.

      Each request for an Extension of Credit (including Continuations and Conversions) and each acceptance by the Borrower of an Extension of Credit (including Continuations and Conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b), and in (c), (d) or (e), of this subsection have been satisfied.

                             SECTION 6

                  REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit hereunder, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

6.1   Financial Condition.

      Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

           (i) the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1999, together with the related audited statements of income, stockholders' equity and cash flows for the fiscal year then ended, certified by KPMG LLP, certified public accountants;

           (ii) the unaudited, company-prepared balance sheets of the Borrower and its consolidated subsidiaries dated as of March 31, 2000, together with the related unaudited, company-prepared statements of income, stockholders' equity and cash flows for the fiscal quarter then ended; and

           (iii)after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections
      7.1(a) and (b).

6.2   No Changes or Restricted Payments.

      Since the date of the most-recent annual audited financial statements referenced in Section 6.1(i),

           (i) for the period to the Closing Date, except as previously disclosed in writing to the Administrative Agent and the Lenders, (A) there have been no material sales, transfers or other dispositions of any material part of the business or property of the members of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or property (including the Capital Stock of any other person) by the members of the Consolidated Group, which are not reflected in the annual audited or company-prepared quarterly financial statements referenced in Section 6.1(i) and (ii) hereof, and (B) no Restricted Payments have been declared or paid by members of the Consolidated Group; and

           (ii) there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or could reasonably be expected to have a Material Adverse Effect.

6.3   Organization; Existence; Compliance with Law.

      Each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.4   Power; Authorization; Enforceable Obligations.

      Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5   No Legal Bar.

      The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

6.6   No Material Litigation and Disputes.

      (a) No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect. Set forth on
Schedule 6.6 is a summary of all claims, litigation, investigations and proceedings pending or, to the best knowledge of the Credit Parties, threatened by or against the members of the Consolidated Group or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      (b) No default exists and, to the best knowledge of the Credit Parties, no default has been asserted, under any Contractual Obligations to which any members of the Consolidated
Group are party which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.7   No Defaults.

      No Default or Event of Default has occurred and is continuing.

6.8   Ownership and Operation of Property.

      Each of the members of the Consolidated Group (i) has good record and marketable title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens, and (ii) has obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business.

6.9   Intellectual Property.

      Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.9 is a list of Intellectual Property owned and used by members of the Consolidated Group. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

6.10  No Burdensome Restrictions.

      No Requirement of Law or Contractual Obligation of the members of the Consolidated Group is reasonably expected to have a Material Adverse Effect.

6.11  Taxes.

      Each of the members of the Consolidated Group has filed or caused to be filed all income tax returns (federal, state, local and foreign) and all other material tax returns which are required to be filed and has paid (i) all amounts shown therein to be due (including interest and penalties) and (ii) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing, except for such taxes which are not yet delinquent or as are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts. No tax claim or assessment has been asserted against members of the Consolidated Group which if adversely determined would reasonably be expected to have a Material Adverse Effect.

6.12  ERISA

      Except as would not reasonably be expected to have a Material Adverse Effect:

      (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and
(iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

      (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

      (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

      (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue
Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

      (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

      (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Internal Revenue Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of
Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

6.13  Governmental Regulations, Etc.

      (a) No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any other securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

      (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or
(ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.14  Subsidiaries.

      Set forth on Schedule 6.14 are all the Subsidiaries of the Borrower, including the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights), ownership and ownership percentages thereof. The outstanding shares of Capital Stock shown have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens. The outstanding shares of Capital Stock shown are not the subject of buy-sell, voting trust or other shareholder agreement except as identified on Schedule 6.14.

6.15  Purpose of Extensions of Credit.

      The Loans will be used by the Borrower solely to finance working capital, capital expenditures and other corporate purposes of the Borrower and its Subsidiaries (including, but not limited to, Permitted Acquisitions).

6.16  Environmental Matters.

      Except as would not reasonably be expected to have a Material Adverse Effect:

      (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

      (b) None of the Subject Properties contains, or to the best knowledge of any Credit Party has previously contained, any Materials of Environmental Concern at, on or under the Subject
Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

      (c) None of the members of the Consolidated Group has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

      (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

      (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties or the Businesses.

      (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Subject Properties arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.17  No Material Misstatements.

      None of (i) the information contained in the Confidential Information Memorandum, or (ii) any other information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to the Administrative Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not materially misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Credit Parties represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

6.18  Labor Matters.

      Except as set forth in Schedule 6.18,

           (i) There are no strikes or lockouts against any members of the Consolidated Group pending or, to the best knowledge of the Credit Parties, threatened;

           (ii) the hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof;

           (iii)all payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group; and

           (iv) none of the members of the Consolidated Group is party to a collective bargaining agreement.

6.19  Security Documents.

      (a) Security Agreement. The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations identified therein, a legal valid and enforceable security interest in the Collateral (as defined in the Security Agreement) owned by the Credit Parties and, when financing statements in appropriate form are filed in the appropriate offices for the locations specified in Schedule 2 to the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the Uniform Commercial Code as in effect, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.

      (b) Pledge Agreement. The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations identified therein, a legal valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien.

      (c) Intellectual Property. The Security Agreement together with the Notice of Grant of Security Interest in Trademarks and the Notice of Grant of Security Interest in Patents filed with the United States Patent and Trademark Office, and the Notice of Grant of Security Interest in Copyrights filed with the United States Copyright Office will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all Patents and Patent Licenses, Trademarks and Trademark Licenses and Copyrights and Copyright Licenses (each as defined in the Security Agreement) and in which a security interest may be perfected by filing, recording or registration of a Notice in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Lien other than Permitted Liens.

6.20  Location of Real Property and Leased Premises.

      Set forth on Schedule 6.20(a) is a complete and correct list of all real property located in the United States and owned or leased by any member of the Consolidated Group with street address and state where located. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any member of the Consolidated Group is located, including street address and state where located. Set forth on Schedule 6.20(c) is the chief executive office and principal place of business of each member of the Consolidated Group.


                             SECTION 7

                       AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

7.1   Information Covenants.

      The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

           (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the members of the Consolidated Group, a consolidated and consolidating balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions.

           (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the members of the Consolidated Group (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the members of the Consolidated Group as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the members of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

           (c) Officer's Compliance Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

           (d) Pro Forma Compliance Certificate. As soon as available, and in any event within 45 days after the close of each fiscal quarter during which any merger or consolidation as referred to in Section 8.4, any Asset Disposition as referred to in Section 8.5, any Acquisition as referred to in the definition of "Permitted Acquisition" or any Restricted Payment as referred to in Section 8.7 has occurred, a Pro Forma Compliance Certificate.

           (e) Research Reports. Within 45 days after the close of each fiscal quarter (other than the fourth fiscal quarter, in which case within 90 days after the end thereof), a research report which, in the business judgment of the Borrower, is reasonably representative of the business plan and budget of the members of the Consolidated
      Group.

           (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any report submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim or special audit of the books of such Person.

           (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any member of the Consolidated Group shall send to its shareholders or to a holder of any Indebtedness owed by any member of the Consolidated Group in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

           (h) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any member of the Consolidated Group (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

           (i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

           (j)  Environmental.

                (i) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in
           Section 6.16 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Subject Properties (as defined in Section 6.16) and as to the compliance by any member of the Consolidated Group with Environmental Laws at such Subject Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the members of the Consolidated Group hereby grant to the Administrative Agent and their representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                (ii) The members of the Consolidated Group will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could have a Material Adverse Effect.

           (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any member of the Consolidated Group since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any member of the Consolidated Group since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

           (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any member of the Consolidated Group as the Administrative Agent or the Required Lenders may reasonably request.

7.2   Preservation of Existence and Franchises.

      Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

7.3   Books and Records.

      Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4   Compliance with Law.

      Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

7.5   Payment of Taxes and Other Indebtedness.

      Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no member of the Consolidated Group shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or
(ii) could have a Material Adverse Effect.

7.6   Insurance.

      Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the members of the Consolidated Group is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

7.7   Maintenance of Property.

      Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8   Performance of Obligations.

      Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements and other debt instruments to which it is a party or by which it is bound.

7.9   Use of Proceeds.

      The Borrower will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 6.15.

7.10  Audits/Inspections.

      Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Lenders.

7.11  Financial Covenants.

      (a) Consolidated Senior Leverage Ratio. As of the end of each fiscal quarter to occur during the periods set forth below, the Consolidated Senior Leverage Ratio shall be not greater than:

           Closing Date through September 30, 2001  2.50:1.0
           October 1, 2001 and thereafter           2.25:1.0

      (b) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter to occur during the periods set forth below, the Consolidated Total Leverage Ratio shall be not greater than:

           Closing Date through September 30, 2001  3.00:1.0
           October 1, 2001 and thereafter           2.75:1.0

      (c) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter to occur during the periods set forth below, the Consolidated Fixed Charge Coverage Ratio shall be not less than:

           Closing Date through September 30, 2001  1.20:1.0
           October 1, 2001 and thereafter           1.25:1.0

      (d) Consolidated Net Worth. As of the end of each fiscal quarter, the Consolidated Net Worth shall be not less than the sum of (i) $80 million plus (ii) as of the end of such fiscal quarter and each preceding fiscal quarter to occur after the Closing Date, an amount equal to eighty-five percent (85%) of Consolidated Net Income (but not less than zero) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one hundred percent (100%) of net proceeds from Equity Transactions occurring after the Closing Date.

7.12  Additional Guarantors and Collateral.

      (a) Domestic Subsidiaries. At any time that the Borrower forms or acquires any Domestic Subsidiary, the Borrower will promptly (but in any event within 30 days) (i) notify the Administrative Agent thereof, (ii) cause such Domestic Subsidiary to become a Guarantor by execution of a Guaranty Agreement, (iii) cause such Domestic Subsidiary to deliver supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, (iv) deliver, or cause to be delivered, stock certificates and a Pledge Agreement evidencing the pledge of 100% of the Voting Stock of all Domestic Subsidiaries, together with undated stock transfer powers executed in blank and
(v) grant to the Administrative Agent and the Lenders a security interest in all of its Collateral, as referred in and pursuant to the terms of the Security Agreement.

      (b) Foreign Subsidiaries. The Borrower will not form or acquire any Foreign Subsidiaries without the prior written consent of the Required Lenders.

      (c) Additional Collateral. If, subsequent to the Closing Date, a Credit Party shall acquire any other personal property required to be delivered to the Administrative Agent as Collateral hereunder or under the Security Agreement, the Borrower shall immediately notify the Administrative Agent of the same. Each Credit Party shall take such action (including, but not limited to, the execution of UCC-1 financing statements), as requested by the Administrative Agent and at such Credit Party's expense, to ensure that the Administrative Agent and the Lenders have a perfected Lien in such personal property of the Credit Parties as set forth in the Security Agreement (whether nor owned or hereafter acquired) and any owned or leased real property (to the extent deemed material by the Administrative Agent), subject only to Permitted Liens. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Credit Agreement.



                             SECTION 8

                        NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

8.1   Indebtedness.

      The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Indebtedness, except:

           (a) Indebtedness existing or arising under this Credit Agreement or the other Credit Documents;

           (b) Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule 8.1, and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness;

           (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $2,000,000 at any one time outstanding;
      (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

           (d) obligations of the Borrower or any of its Subsidiaries owing under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

           (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 8.6 in the case of the member of the Consolidated Group extending the loan, advance or credit);

           (f)  obligations to make contingent payments
      (including, without limitation, earn-out payments) incurred in connection with Permitted Acquisitions and Acquisitions consummated prior to the Closing Date;

           (g) Support Obligations of any Subsidiary of the Borrower with respect to any Indebtedness of the Borrower permitted under this Section 8.1;

           (h)  Subordinated Debt; and

           (i) other unsecured Funded Debt of the Borrower and its Subsidiaries in an aggregate outstanding principal amount of up to $2,000,000 at any time.

8.2   Liens.

      The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

8.3   Nature of Business.

      The Credit Parties will not permit any member of the Consolidated Group to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

8.4   Merger and Consolidation, Dissolution and Acquisitions.

      (a) No member of the Consolidated Group will enter into any transaction of merger or consolidation, except that

           (i) a Credit Party may be party to a transaction of merger or consolidation with another Credit Party, provided that if the Borrower is a party to such transaction, it shall be the surviving entity;

           (ii) a Domestic Subsidiary of the Borrower may be a party to a transaction of merger or consolidation with a Person other than a member of the Consolidated Group, provided that (A) the surviving entity shall be a Domestic Subsidiary of the Borrower and shall execute and deliver such joinder and pledge agreements as may be necessary for compliance with the provisions of Sections 7.12, (B) no Default or Event of Default shall exist immediately after giving effect thereto, and (C) the transaction shall otherwise constitute a Permitted Acquisition;

           (iii)a Subsidiary of the Borrower may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 8.5.

      (b) No member of the Consolidated Group, other than a Wholly Owned Subsidiary of the Borrower (and then only if no Material Adverse Effect shall result on account thereof), may dissolve, liquidate or wind up its affairs.

      (c) No member of the Consolidated Group shall make any Acquisition, unless:

           (i) in the case of an acquisition of Capital Stock of another Person, after giving effect to such acquisition,

                (A) if the Acquisition is not of a controlling interest in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary, then such Acquisition shall constitute a Permitted Investment; and

                (B)  if the Acquisition is of a controlling
           interest in the subject Person such that after giving effect thereto the subject Person will be a Subsidiary, then such Acquisition shall constitute a Permitted
           Acquisition;

           (ii) in the case of an Acquisition of all or any substantial portion of the Property (other than Capital
      Stock) of another Person, then such Acquisition constitutes a Permitted Acquisition.

8.5   Asset Dispositions.

      The Credit Parties will not permit any member of the Consolidated Group to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction), unless
(a) the consideration paid therefor shall consist solely of cash and Cash Equivalents, (b) if the subject transaction is a Sale and Leaseback Transaction, such transaction shall be permitted by
Section 8.13, (c) if the subject transaction involves Capital Stock of a Subsidiary, the subject transaction is of a controlling interest in such Subsidiary, (d) in any fiscal year the Property sold, leased or otherwise disposed of in Asset Dispositions shall not have generated, in the aggregate, more than five percent (5%) of Consolidated EBITDA on a Pro Forma Basis for the immediately preceding fiscal year, and (e) no Default or Event of Default shall exist immediately after giving effect thereto; provided that notwithstanding anything to the contrary contained herein, no member of the Consolidated Group may engage in any Securitization Transaction without the prior written consent of the Required Lenders.

      The Administrative Agent will promptly deliver to the Borrower upon request, at the Borrower's expense, such release documentation (including delivery of applicable stock certificates) as may be reasonably requested to give effect to the release of subject Property from the security interests securing the obligations hereunder in connection with Asset Dispositions permitted hereunder.

8.6   Investments.

      The Credit Parties will not permit any member of the Consolidated Group to make or permit to exist Investments in or to any Person, except for Permitted Investments.

8.7   Restricted Payments.

      The Credit Parties will not make, or permit any member of the Consolidated Group to make, any Restricted Payment, unless no Default or Event of Default shall exist immediately after giving effect thereto.

8.8   Modifications and Payments in respect of Funded Debt.

      None of the members of the Consolidated Group will

      (a) Amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Subordinated Debt, including any notes or instruments evidencing any Subordinated Debt and any indenture or other governing instrument relating thereto;

      (b) Make any payment in contravention of the terms of any Subordinated Debt; or

      (c) Except in connection with a refinancing or refunding permitted hereunder, make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Subordinated Debt other than regularly scheduled payments of principal and interest on such Subordinated Debt.

8.9   Transactions with Affiliates.

      The Credit Parties will not permit any member of the Consolidated Group to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than
(a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5,
Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.10  Fiscal Year; Organizational Documents.

      (a) The Credit Parties will not permit any member of the Consolidated Group to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

      (b) The Borrower will not permit any material amendment, modification or change to its Shareholder Rights Plan without promptly providing a copy thereof to the Administrative Agent.

8.11  Limitation on Restricted Actions.

      The Credit Parties will not permit any member of the Consolidated Group to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation, (c) make loans, advances or capital contributions,
(d) sell, lease or otherwise transfer any of its properties or assets, or (e) act as a guarantor or pledge its assets, except for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents and
(ii) pursuant to the terms of any purchase money Indebtedness permitted by Section 8.1(c) to the extent such limitations relate only to the property which is the subject of such financing.

8.12  Ownership of Subsidiaries.

      The Credit Parties will not permit any member of the Consolidated Group to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted under
Section 8.4 or Section 8.5, (ii) permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

8.13  Sale Leasebacks.

      The Credit Parties will not permit any member of the Consolidated Group to enter into any Sale and Leaseback Transaction unless such Sale and Leaseback Transaction constitutes purchase money Indebtedness permitted by Section 8.1(c).

8.14  No Further Negative Pledges.

      The Credit Parties will not permit any member of the Consolidated Group to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents and (b) pursuant to the terms of any purchase money Indebtedness permitted by Section 8.1(c) to the extent such limitations relate only to the property which is the subject of such financing.


                             SECTION 9

                         EVENTS OF DEFAULT

9.1   Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

           (a)  Payment.  Any Credit Party shall

                (i)  default in the payment when due of any
           principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

           (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

           (c)  Covenants.  Any Credit Party shall

                (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12 or 8.1 through 8.14, inclusive;

                (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b) (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                (iii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or
           (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

           (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

           (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, the guaranty given by any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 7.12) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

           (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

           (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,000,000 in the aggregate for the members of the Consolidated Group taken as a whole, (i) any member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

           (h) Judgments. One or more judgments or decrees shall be entered against one or more of the members of the Consolidated Group involving a liability of $2,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

           (i) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000 and could reasonably be expected to result in a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;
      (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

           (j)  Ownership.  There shall occur a Change of Control.

9.2   Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

           (a)  Termination of Commitments.  Declare the
      Commitments terminated whereupon the Commitments shall be immediately terminated.

           (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

           (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under
      Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

           (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.


                            SECTION 10

                         AGENCY PROVISIONS

10.1  Appointment, Powers and Immunities.

      Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further authorizes and directs the Administrative Agent to execute and deliver releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically, without limitation, the provisions of Section 8.5 hereof. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section
10.6 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

10.2  Reliance by Administrative Agent.

      The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

10.3  Defaults.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 11.6), provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

10.4  Rights as a Lender.

      With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

10.5  Indemnification.

      The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under Section 11.5) ratably (in accordance with their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Obligations, including Participation Interests therein) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under
Section 11.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

10.6  Non-Reliance on Administrative Agent and Other Lenders.

      Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

10.7  Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor agent has accepted appointment as Administrative Agent by the date which is 60 days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided above.


                            SECTION 11

                           MISCELLANEOUS

11.1  Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on
Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto:

      if to any Credit Party:  RehabCare Group, Inc.
                               7733 Forsyth Blvd., Suite 1700
                               St. Louis, Missouri  63105
                               Attn:  Gregory J. Eisenhauer,
                               SVP - Finance
                               Phone:
                               Fax:

if to the Administrative Agent:Bank of America, N.A.
                               901 Main Street
                               Dallas, Texas  75202
                               Attn: Deanna Betik
                               Agency Credit Services
                               Phone:  (214) 209-3259
                               Fax:   (214) 290-9414

      with a copy to:          Bank of America, N.A.
                               231 South LaSalle Street
                               Chicago, Illinois  60604
                               Mail Code:  IL1-231-08-30
                               Attn:Kristine  Hyde,
                               Assistant Vice President
                               Agency Management
                               Phone:  (312) 828-1657
                               Fax:   (877) 206-8412

11.2  Right of Set-Off; Adjustments.

      Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

11.3  Benefit of Agreement.

      (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

      (b) Each Lender may, upon five Business Days' notice to the Administrative Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

           (i) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

           (ii) any such assignment shall be of a constant, not varying, percentage of all of the Obligations and Commitments hereunder; and

           (iii)the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Schedule 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under
Section 6701(a)(30) of the Internal Revenue Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

      (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Dallas, Texas a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Schedule 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto.

      (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that
(i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections
3.6 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Guaranteed Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

      (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (g) Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

11.4  No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5  Expenses; Indemnification.

      (a) The Credit Parties jointly and severally agree to pay on demand all out-of-pocket costs and expenses of the Administrative Agent, the Syndication Agent and the Documentation Agent (collectively, the "Agents") in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agents (including the cost of internal counsel) with respect thereto and with respect to advising the Agents as to their respective rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all out-of-pocket costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered thereunder.

      (b) The Credit Parties jointly and severally agree to indemnify and hold harmless each Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, willful misconduct or breach of its obligations under this Credit Agreement. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against any Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisors, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

      (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.


11.6       Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

           (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit
      Document may be amended to

             (i) extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

            (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

           (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

            (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

             (v) except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Section 8.5, release the Borrower or substantially all of the Guarantors from its or their obligations under the Credit Documents,

            (vi) except as the result of or in connection with an Asset Disposition expressly permitted hereunder, release all or substantially all of the collateral,

           (vii)     amend, modify or waive any provision of this
           Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
           3.12, 3.13, 3.14, 3.15, 9.1(a), 11.2, 11.3, 11.5 or
           11.9,

           (viii)    reduce any percentage specified in, or
           otherwise modify, the definition of Required Lenders, or

            (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other
           Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit
           Documents except as permitted thereby;

           (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended; and

           (c) without the consent of the Issuing Lender, no provision of Section 2.2 may be amended.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

11.7  Counterparts.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8  Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9  Survival.

      All indemnities set forth herein, including, without limitation, in Section 2.6(h), 3.11, 3.12, 10.5 and 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

11.10 Governing Law; Submission to Jurisdiction; Venue.

      (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the State or Federal courts located in Charlotte, North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three
(3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

      (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11 Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12 Entirety.

      This Credit Agreement together with the other Credit
Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13 Binding Effect; Termination.

      (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

      (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Guaranteed Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

11.14 Confidentiality.

      The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14) and (k) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

11.15 Source of Funds.

      Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

           (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

           (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

           (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section
      401(c)(1)(A) of ERISA; or

           (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11.16 Conflict.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                    [Signature Page to Follow]

                              REHABCARE GROUP, INC.
                                CREDIT AGREEMENT

                              REHABCARE GROUP, INC.
                                CREDIT AGREEMENT

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                 REHABCARE GROUP, INC.,
                          a Delaware Corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Senior Vice President, Finance


GUARANTORS:               REHABCARE GROUP THERAPY SERVICES, INC.,
                          a Missouri corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          SALT LAKE PHYSICAL THERAPY ASSOCIATES, INC., a Utah corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          ALLSTAFF, INC.,
                          an Iowa corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          WESLEY MEDICAL RESOURCES, INC.,
                          a California corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President




                    [Signature Pages Continue]

                          HEALTHCARE STAFFING SOLUTIONS, INC.,
                          a Massachusetts corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          EAI HEALTHCARE STAFFING SOLUTIONS, INC., a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          REHABCARE GROUP EAST, INC.,
                          a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          REHABCARE GROUP MANAGEMENT SERVICES, INC., a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          REHABCARE TEXAS HOLDINGS, INC.,
                          a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          HEALTH TOUR MANAGEMENT, INC.,
                          a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President

                    [Signature Pages Continue]

                          REHABCARE GROUP OF CALIFORNIA, INC.,
                          a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          STARMED HEALTH PERSONNEL, INC.,
                          a Delaware corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          THERAPEUTIC SYSTEMS, LTD.,
                          an Illinois corporation

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          STARMED MANAGEMENT, L.L.C.,
                          a Delaware limited liability company

                          By:  Healthcare Staffing Solutions, Inc.,
                               a Massachusetts corporation,  as its
Member

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title:     Vice President


                          REHABCARE GROUP OF TEXAS, L.P.,
                          a Texas limited liability company

                          By:  Rehabcare Group, Inc.,
                               a Delaware corporation, as its General Partner

                               By:   /s/  Gregory J. Eisenhauer
                               Name:      Gregory J. Eisenhauer
                               Title: Senior Vice President, Finance



                    [Signature Pages Continue]

LENDERS:                  BANK OF AMERICA, N.A.,
                          individually in its capacity as a Lender and in its capacity as Administrative Agent

                          By:   /s/ Steven Kolderup
                          Name:     Steven Kolderup
                          Title:    Vice President

                          FIRST UNION NATIONAL BANK,
                          individually in its capacity as a Lender and in its capacity as Syndication Agent

                          By:   /s/ Keith S. Law
                          Name:     Keith S. Law
                          Title:    Vice President

                          FIRSTAR BANK N.A.,
                          individually in its capacity as a Lender and in its capacity as Documentation Agent

                          By:   /s/ L. Alec Blanc III
                          Name:     L. Alec Blanc III
                          Title:    Senior Vice President

                          CITIZENS BANK OF MASSACHUSETTS

                          By:   /s/ C. Andrew Picullel
                          Name:     C. Andrew Picullel
                          Title:    Vice President

                          CREDIT LYONNAIS
                          NEW YORK BRANCH

                          By:   /s/ Charles H. Heidsieck
                          Name:     Charles H. Heidsieck
                          Title:    Senior Vice President

                          LASALLE BANK NATIONAL ASSOCIATION

                          By:   /s/ Sarah Rusher
                          Name:     Sarah Rusher
                          Title:    Vice President

                          HARRIS TRUST AND SAVINGS BANK

                          By:   /s/ Gloria Compean-Endicott
                          Name:     Gloria Compean-Endicott
                          Title:    Vice President

                          COMERICA BANK

                          By:   /s/ Colleen M. Murphy
                          Name:     Colleen M. Murphy
                          Title:    Vice President

                           Schedule 2.1

                      LENDER AND COMMITMENTS

                       Revolving Commitments

                        Revolving       Revolving         LOC
                        Commitment      Committed      Committed
       Lender           Percentage       Amount          Amount

Bank of America, N.A.    16.000%     $20,000,000.00  $1,600,000.00

First Union National     16.000%     $20,000,000.00  $1,600,000.00
Bank

Firstar Bank N.A.        16.000%     $20,000,000.00  $1,600,000.00

Citizens Bank            12.000%     $15,000,000.00  $1,200,000.00

Credit Lyonnais          12.000%     $15,000,000.00  $1,200,000.00
New York Branch

Harris Trust and         10.000%     $12,500,000.00  $1,000,000.00
Savings Bank

LaSalle Bank             10.000%     $12,500,000.00  $1,000,000.00
National Association

Comerica Bank             8.000%     $10,000,000.00   $800,000.00

Total                    100.000%    $125,000,000.00 $10,000,000.00

                        Schedule 2.2(a)(i)

                    FORM OF NOTICE OF BORROWING

Bank of America, N.A.,
  as Administrative Agent for the Lenders
901 Main Street
Dallas, Texas  75202
Attn: Deanna Betik
      Agency Credit Services

      Re: Credit Agreement dated as of August 29, 2000 (as amended and modified, the "Credit Agreement") among RehabCare Group, Inc., a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

      The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests a Revolving Loan or Swingline Loan advance under the Credit Agreement as shown below, and in connection therewith sets forth below the terms on which such advance is requested to be made:

      Loan Advance Requested

             Revolving Loan
             Swingline Loan

(A)   Date of Borrowing (which is a Business Day)_______________________

(B)   Principal Amount of Borrowing              _______________________

(C)   Interest rate basis                        _______________________

(D)   Interest Period and the last day thereof   _______________________

      The Borrower hereby affirms that the conditions to the advances set out in Section 5.2 of the Credit Agreement have been satisfied, including reaffirmation that the representations and warranties are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

                                    RehabCare Group, Inc., a
                                    Delaware corporation

                                    By:
                                    Name:
                                    Title:

                        Schedule 2.2(a)(ii)

           FORM OF NOTICE OF REQUEST OF LETTER OF CREDIT

Bank of America, N.A.,
  as Administrative Agent for the Lenders
901 Main Street
Dallas, Texas  75202
Attn: Deanna Betik
      Agency Credit Services

      Re: Credit Agreement dated as of August 29, 2000 (as amended and modified, the "Credit Agreement") among RehabCare Group, Inc., a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

      The undersigned, pursuant to Section 2.2(b) of the Credit Agreement, hereby requests that the following Letter of Credit be issued on August 29, 2000 as follows:

(1)   Account Party:

(2)   For use by:

(3)   Beneficiary:

(4)   Face Amount of Letter of Credit:

(5)   Date of Issuance:

Delivery of Letter of Credit should be made as follows:

      The Borrower hereby affirms that the conditions to the issuance or extension of a Letter of Credit set out in Section
5.2 of the Credit Agreement have been satisfied, including reaffirmation that the representations and warranties are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

                               Very truly yours,

                               RehabCare Group, Inc., a Delaware
                               corporation

                               By:
                               Name:
                               Title:

                           Schedule 2.5

                      FORM OF REVOLVING NOTE
                                                    August 29, 2000

      FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of ______________________, its successors and assigns (the "Lender"), on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

         (i) in the case of Revolving Loans, the Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans owing to the Lender; and

         (ii) in the case of Swingline Loans, if the Lender is the Swingline Lender, the Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Lender;

together with interest thereon at the rates and as provided in the Credit Agreement.

      This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of the date hereof (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

      The holder may endorse and attach a schedule to reflect borrowings evidenced by this Revolving Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

      Upon the occurrence of an Event of Default, all amounts evidenced by this Revolving Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Revolving Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Revolving Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit
Agreement.

      This Revolving Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North
Carolina.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                               REHABCARE GROUP, INC., a Delaware
                               corporation

                               By:
                               Name:
                               Title:

                         Schedule 2.6(b)

                    EXISTING LETTERS OF CREDIT

                           Schedule 3.2

             FORM OF NOTICE OF CONTINUATION/CONVERSION

Bank of America, N.A.,
  as Administrative Agent for the Lenders
901 Main Street
Dallas, Texas  75202
Attn: Deanna Betik
      Agency Credit Services

Re: Credit Agreement dated as of August 29, 2000 (as amended and modified, the "Credit Agreement") among RehabCare Group, Inc. a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

      The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an Continuation or Conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such Continuation or Conversion is requested to be made:

(A)   Loan Type
_______________________

(B)   Date of Continuation or Conversion
      (which is the last day of the applicable Interest Period)
_______________________

(C)   Principal Amount of Continuation or Conversion
_______________________

(D)   Interest rate basis
_______________________

(E)   Interest Period and the last day thereof
______________________

      The Borrower hereby affirms that the conditions to extension or conversion of a Revolving Loan set out in Sections 3.2 and 5.2 of the Credit Agreement have been satisfied, including reaffirmation that the representations and warranties are true and correct in all material respects as of the date hereof
(except for those which expressly relate to an earlier date).

                               RehabCare Group, Inc., a Delaware
                               corporation

                               By:
                               Name:
                               Title:

                        Schedule 5.1(f)(v)

                   Form of Officer's Certificate

      Pursuant to Section 5.1(h)(v) of the Credit Agreement (the "Credit Agreement"), dated as of August 29, 2000, by and among RehabCare Group, Inc., a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, the undersigned, ___________, Secretary of _______________ (the "Corporation"), hereby certifies as follows:

      1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the board of directors of the Corporation on _______________________, ____. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced therein.

      2. Attached hereto as Annex II is a true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

      3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

      4. Each of the following persons is now a duly elected and qualified officer of the Corporation, holding the office(s) indicated, and the signature appearing opposite his/her name below is his/her true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Notes and the other Credit Documents and to act as an Executive Officer on behalf of the Corporation under the Credit Agreement.

      Name                     Office                    Signature

__________________________  _________________________  _________________________

__________________________  _________________________  _________________________

      IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                                    _____________________________
                                    Secretary
                                    Date:  August 29, 2000
                                    (CORPORATE SEAL)

      I, _____________________, Vice President of the Corporation, hereby certify that _______________, whose genuine signature appears above, is, and has been at all times since ______________, a duly elected, qualified and acting Secretary of the Corporation.


__________________________________
                                    Vice President
                                    August 29, 2000

                           Schedule 6.6

                            LITIGATION

                           Schedule 6.8

                               LIENS

                           Schedule 6.9

                       INTELLECTUAL PROPERTY

                           Schedule 6.14

                           SUBSIDIARIES

                           Schedule 6.18

                           LABOR MATTERS

                         Schedule 6.20(a)

             LOCATIONS OF OWNED AND LEASED PROPERTIES

                         Schedule 6.20(b)

              LOCATIONS OF TANGIBLE PERSONAL PROPERTY

                         Schedule 6.20(c)

                LOCATION OF CHIEF EXECUTIVE OFFICE/
                    PRINCIPAL PLACE OF BUSINESS

                          Schedule 7.1(c)

             FORM OF OFFICER'S COMPLIANCE CERTIFICATE

      For the fiscal quarter ended _________________, ___.

      I, ______________________, [Title] of RehabCare Group, Inc.
(the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of August 29, 2000 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors and Lenders party thereto, and Bank of America, N.A., as Administrative Agent:

      a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

      b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

      Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

      This ______ day of ___________, 20__.


                               RehabCare Group, Inc., a Delaware
                               corporation

                               By:
                               Name:
                               Title:

          Attachment to Officer's Compliance Certificate

                Computation of Financial Covenants

                           Schedule 7.6

                             INSURANCE

                           Schedule 7.12

                     FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ___, is by and between _____________________, a
___________________ (the "Subsidiary"), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of August 29, 2000, among RehabCare Group, Inc., a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

      The Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

      Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

      1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

      2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Grantor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent that:

           (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

           (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

           (iii)The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

           (iv) The patents and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

      3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on
Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

      4. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________
(Facsimile No. ____________).

      5. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

      6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North
Carolina.

      IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    [SUBSIDIARY]


                                    By:
                                    Name:
                                    Title:

                                    Acknowledged and accepted:

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    By:
                                    Name:
                                    Title:

                            Schedule 1
                   TO FORM OF JOINDER AGREEMENT

                    [Chief Executive Office and
              Chief Place of Business of Subsidiary]

                            Schedule 2
                   TO FORM OF JOINDER AGREEMENT

                [Types and Locations of Collateral]

                            Schedule 3
                   TO FORM OF JOINDER AGREEMENT

                           [Tradenames]

                            Schedule 4
                   TO FORM OF JOINDER AGREEMENT

                     [Patents and Trademarks]

                            Schedule 5
                   TO FORM OF JOINDER AGREEMENT

                         [Pledged Shares]

                           Schedule 8.1

                           INDEBTEDNESS

                           Schedule 8.6

                            INVESTMENTS

                           Schedule 11.1

                        LENDERS' ADDRESSES


Credit Contact                      Operations Contact

Bank of America, N.A.               Bank of America, N.A.
Deanna Betik                        Kristine Hyde
901 Main Street                     231 South LaSalle Street
Dallas, TX  75202                   Chicago, IL  60604
Ph: 214-209-3259                    Kristine.d.hyde@bankofamerica.com
Fx: 214-290-9414                    Ph: 312-828-1657
                                    Fx: 877-206-8412

LaSalle Bank National Association   LaSalle Bank National Association
Sara H. Rusher                      Maxine Peterson
135 S. LaSalle                      135 S. LaSalle
Chicago, IL 60603                   Chicago, IL  60603
Sarah.rusher@abnamro.com
Ph: 312-904-6885                    Ph: 312-904-8113
Fx: 312-904-6457                    Fx: 312-904-6457

Harris Trust and Savings Bank       Harris Trust and Savings Bank
Gloria Compean                      Julia Rogers
111 W. Monroe St. , 5W              111 W. Monroe St., 17W
Chicago, IL 60603                   Chicago, IL  60603
Gloria.compeanendicott@harrisbank.com
Ph: 312-461-2324                    Ph: 312-461-2106
Fx: 312-461-7365                    Fx: 312-293-4798

Comerica Bank                       Comerica Bank
Colleen M. Murphy                   Denise Muscarella
Two Mid America Plaza               MC 3266
Suite 616                           500 Woodward Avenue
Oakbrook Terrace, IL  60181         Detroit, MI  48226
Ph: 630-645-7376                    Ph: 313-222-7805
Fx: 630-575-2164                    Fx: 313-222-3420

Citizens Bank of Massachusetts      Citizens Bank of Massachusetts
C. Andrew Picullel                  40 Cabot Rd.
100 Summer St.                      Medford, MA
Boston, MA                          Ph: 781-633-4392
Ph: 617-422-8410                    Fx: 781-391-8450
Fx: 617-422-8533

Credit Lyonnais New York Branch     Credit Lyonnais New York Branch
John C. Oberle                      Madeline Gonzalez
1301 Avenue of the Americas         1301 Avenue of the Americas
New York, NY 10019                  New York, NY 10019
John.oberle@CLAmericas.com          Madeline.gonzalez@CLAmericas.com
Ph: 212-261-7344                    Ph: 212-261-7297
Fx: 212-261-3440                    Fx: 212-261-3181

Firstar Bank N.A.                   Firstar Bank N.A.
L. Alec Blanc                       Connie Sweeney
One Firstar PL, SL-TW-11SI          Firstar Omml. Loans
St. Louis, MO 63101                 1850 Osborn Avenue
Alec.l.blanc@firstar.com            Oshkosh, WI 54901
Ph: 314-418-3922                    Ph: 920-426-7604
Fx: 314-418-8394                    Fx: 920-426-7954

First Union National Bank           First Union National Bank
Derick Krach                        Tonya Rhyne
150 4th Avenue, North               201 S. College Street
2nd Floor                           Charlotte Plaza
Nashville, TN  37219                Charlotte, NC 28288-1183
Orville.krook@funb.com              Tonya.rhyne@capmark.funb.com
Ph: 615-251-0718                    Ph: 704-383-5295
Fx: 615-251-9461                    Fx: 704-383-7201

                         Schedule 11.3(b)

                 FORM OF ASSIGNMENT AND ACCEPTANCE

      THIS ASSIGNMENT AND ACCEPTANCE, dated as of
                         ,       (this "Assignment"), is entered
into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE
"ASSIGNOR" (the "Assignor") and THE PARTY IDENTIFIED ON THE
SIGNATURE PAGES AS "ASSIGNEE" ("Assignee").

Reference is made to the Credit Agreement dated as of August 29, 2000 (as amended and modified, the "Credit Agreement") among RehabCare Group, Inc., a Delaware corporation (the "Borrower"), and certain Subsidiaries and Affiliates of the Borrower, as guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement and the other Credit Documents identified on
Schedule 1 hereto (the "Assigned Interests"), together with unpaid interest and fees relating to the Assigned Interests accruing from the Effective Date. After giving effect to such sale and assignment, the Commitment of, and the amount of the Loans owing to, the Assignor and the Assignee will be as set forth on Schedule 1 hereto. Schedule 2.1(a) is deemed modified and amended to the extent necessary to give effect to this Assignment.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit
Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1 hereto.

      3. The Assignee (i) confirms that it has received a copy of the Credit Documents, together with copies of the financial statements referred to in Section 7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under
Section 3.11.

      4. Following the execution of this Assignment, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment shall be the Effective Date shown below.

      5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

      8. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

      9.   Terms of Assignment

      (a)  Legal Name of Assignor:             SEE SIGNATURE PAGE
      (b)  Legal Name of Assignee:             SEE SIGNATURE PAGE
      (c)  Effective Date of Assignment:                     , __

See Schedule I attached for a description of the Loans, Obligations and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment.

      10. The fee payable to the Administrative Agent in connection with this Assignment is enclosed.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be executed by their officers thereunto duly authorized as of the date hereof.

                                    ____________________, as Assignor

                                    By:
                                    Name:
                                    Title:

                                    _____________________, as Assignee

                                    By:
                                    Name:
                                    Title:

                                    Notice address of Assignee:

                                    __________________________
                                    __________________________
                                    Attn: ______________________
                                    Telephone:  (___) ____________
                                    Telecopy:   (___) ____________

CONSENTED TO AND ACCEPTED:

BANK OF AMERICA, N.A., *
as Administrative Agent

By:
Name:
Title:

RehabCare Group, Inc. a Delaware corporation

By:
Name:
Title:

                            SCHEDULE I
                   TO ASSIGNMENT AND ACCEPTANCE
                       REHABCARE GROUP, INC.

      REVOLVING LOANS AND LOC OBLIGATIONS PRIOR TO ASSIGNMENT

            Revolving Revolving Revolving     LOC       LOC
            Committed Commitment  Loans    Committed Obligations
             Amount   PercentageOutstanding Amount   Outstanding
 ASSIGNOR



 ASSIGNEES



            ---------------------------------------------------

            $             %     $          $         $

                            SCHEDULE I
                   TO ASSIGNMENT AND ACCEPTANCE
                       REHABCARE GROUP, INC.

  REVOLVING LOANS AND LOC OBLIGATIONS SUBJECT TO THIS ASSIGNMENT

            Revolving Revolving Revolving     LOC       LOC
            Committed Commitment  Loans    Committed Obligations
             Amount   PercentageOutstanding Amount   Outstanding
 ASSIGNOR



 ASSIGNEES



            ---------------------------------------------------

            $             %     $          $         $

                            SCHEDULE I
                   TO ASSIGNMENT AND ACCEPTANCE
                       REHABCARE GROUP, INC.

       REVOLVING LOANS AND LOC OBLIGATIONS AFTER ASSIGNMENT

            Revolving Revolving Revolving     LOC       LOC
            Committed Commitment  Loans    Committed Obligations
             Amount   PercentageOutstanding Amount   Outstanding
 ASSIGNOR



 ASSIGNEE



            ---------------------------------------------------

            $             %     $          $         $


--------
* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."